AQR FUNDS: CODE OF ETHICS PURSUANT
TO
THE
SARBANES-OXLEY
ACT
OF
2002

AS AMENDED: AUGUST 2023 LAST
REVIEWED:
AUGUST 2023
I.

INTRODUCTION

The Board of Trustees (the “Board”) of the AQR Funds (the “Trust”) has established this Code of
Ethics
(“Code”)
in
accordance
with
the
Sarbanes-Oxley
Act
of
2002
and
the
rules
promulgated thereunder.
This
Code
does
not
supersede
or
otherwise
affect
any
separate
code
of
ethics
that
the Trust and AQR Capital Management, LLC (“Adviser”) have adopted pursuant to, among other things, Rule 17j-1 under the Investment Company Act of 1940, as amended (“Investment Company Act”), or any other applicable laws, regulations or corporate governance provisions.

This
Code
is
designed
to
deter
wrongdoing
and
promote:

•

honest
and
ethical
conduct,
including
the
ethical
handling
of
actual
or
apparent
conflicts
of interest between personal and professional relationships;

•

full,
fair,
accurate,
timely,
and
understandable
disclosure
in
reports
and
documents
that the Trust files with, or submits to, the U.S. Securities and Exchange Commission (“SEC”) and in other public communications made by the Trust or any of its separate series (each, a “Fund”);

•

compliance
with
applicable
governmental
laws,
rules,
and
regulations;

•

prompt
internal
reporting
of
violations
of
the
Code
to
an
appropriate
person
or
persons identified in the Code; and

•

accountability
for
adherence
to
the
Code

This Code applies to the Trust’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these individuals are employed by the Trust or a third party (collectively, “Covered Officers”). The Trust’s Covered Officers are those individuals listed in Appendix A, attached hereto.

II.

PRINCIPLES
OF
HONEST
AND
ETHICAL
CONDUCT

A.

General
Objectives

The Trust expects each Covered Officer to adhere to the highest possible standards of honest and ethical conduct.
Each
Covered
Officer
is
expected
to
handle
actual
or
apparent
conflicts
of
interest between personal and professional relationships in a manner that is above reproach and to place the interests of the Trust above the Covered Officer’s own personal interests.

B.

Conflicts
of
Interest

A
“conflict
of
interest”
occurs
when
a
Covered
Officer’s
private
or
personal
interests
interfere,
or even appear to interfere, with the interests of the Trust.
Certain conflicts of interest arise out of the relationships between Covered Officers and the Trust and already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”).
For example, Covered Officers may not individually engage
in
certain
transactions
(such
as
the
purchase
or
sale
of
securities
or
other
property)
with
the Trust because of their status as “affiliated persons” of the Trust.
The Trust’s and the Adviser’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions.
This Code does not, and is not intended to, repeat or replace these programs and procedures.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from,
or
as
a
result
of,
the
contractual
relationship
between
the
Trust
and
the
Adviser
of
which
the Covered
Officers
are
also
officers
or
employees.
As
a
result,
this
Code
recognizes
that
the
Covered Officers
will,
in
the
normal
course
of
their
duties
(whether
formally
for
the
Trust
or
for
the
Adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Adviser and the Trust.
The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trust and the Adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Trust. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically.
In addition,
it
is
recognized
by
the
Board
that
the
Covered
Officers
may
also
be
officers
or
employees of one or more other investment companies covered by this or other codes.

Other
conflicts
of
interest
are
covered
by
the
Code,
even
if
such
conflicts
of
interest
are
not
subject to provisions in the Investment Company Act and the Investment Advisers Act.
Examples of possible conflicts of interest might include, but are not limited to:

•

Personal Business Transactions.
A Covered Officer may not cause the Trust to engage in any business transaction with his or her family members or relatives or utilize the Covered Officer’s relationship with the Trust to cause any third party to engage in any business transaction
with
his
or
her
family
members
or
relatives,
except
as
permitted
under the Investment Company Act.

•

Use of Nonpublic or Confidential Information.
A Covered Officer may not use, or disclose to a third party (unless required by applicable laws or regulations), nonpublic or confidential information about the Trust or any of its service providers for personal gain by the Covered Officer or his or her family members or relatives (including securities transactions based on such information).

•

Outside Employment or Activities.
A Covered Officer may not engage in any outside employment or activity that interferes with his or her duties and responsibilities with respect to the Trust or is otherwise in conflict with or prejudicial to the Trust.
A Covered Officer must disclose to the Compliance Department any outside employment or activity that may constitute a conflict of interest and obtain the approval of the Trust’s Chief Compliance Officer (the “CCO”) or the CCO’s delegate before engaging in such employment or activity.

•

Gifts.
A Covered Officer may not accept gifts or other items of more than de minimis value from
any
person
or
entity
that
does,
or
seeks
to
do,
business
with
or
on
behalf
of
the Trust.
In
this
regard,
each
Covered
Officer
should
refer
to
any
other
applicable
procedures regarding accepting or giving gifts that have been adopted by the Trust and the Adviser.

•

Corporate
Opportunities.
A
Covered
Officer
may
not
exploit
for
his
or
her
personal
gain, or the personal gain of the Covered Officer’s family members or relatives, opportunities that are
discovered
through
the
use
of
Trust
property,
information,
or
the
Covered
Officer’s position,
unless
the
opportunity
is
first
fully
disclosed
in
writing
to
the
Board
and
the
Board determines not to pursue such opportunity for the Trust.

•

Other
Situations.
Because
other
conflicts
of
interest
may
arise,
it
is
impractical
to
attempt to list in this Code all possible situations that could result in a conflict of interest.
If a proposed transaction, interest, personal activity, or investment raises any material concerns, questions or doubts, a Covered Officer should consult with the Compliance Department before
engaging
in
such
transaction
or
investment
or
pursuing
such
interest
or
activity.

When consulting the Compliance Department, the Covered Officer shall provide a detailed and accurate description of the proposed transaction, investment, interest or activity.
Upon such consultation, the Compliance Department shall conduct a review to determine: (1) whether engaging in
such
transaction,
investment,
interest
or
activity
reasonably
could
be
expected
to
give rise to a conflict of interest; and (2) the appropriate resolution of any such conflict.

Based on its review, the Compliance Department shall advise the Covered Officer that the proposed transaction, investment, interest or activity: (1) would not violate this Code; (2) would not violate
this
Code
only
if
conducted
in
a
particular
manner
and/or
subject
to
certain
conditions or safeguards; or (3) would violate the Code.
If the Compliance Department has advised the Covered Officer that the proposed transaction, investment, interest or activity would not violate the Code only if conducted in a particular manner and/or subject to certain conditions or safeguards, the Covered Officer must conduct the proposed transaction, investment, interest or activity in that manner and/or subject to those conditions or safeguards.
If the Compliance Department
has
advised
the
Covered
Officer
that
the
proposed
transaction,
investment,
interest
or

activity would violate the Code, the Covered Officer may not conduct the proposed transaction, investment, interest or activity.

C.

Reporting

Any actual or apparent conflict of interest that may arise as a result of a material transaction or business or personal relationship must be disclosed and reported by the Covered Officer to the Compliance Department and resolved before the Covered Officer takes any action.

III.

FULL, FAIR, ACCURATE, TIMELY, AND UNDERSTANDABLE DISCLOSURE IN TRUST DISCLOSURE AND REPORTING DOCUMENTS

Each
Covered
Officer
should:

•

familiarize himself or herself with the disclosure requirements generally applicable to the
Trust;

•

not
knowingly
misrepresent,
or
cause
others
to
misrepresent,
facts
about
the
Trust
to
others, including the Board, the Trust’s auditors, the Trust’s counsel, counsel to the independent trustees, governmental regulators or self-regulatory organizations;

•

to
the
extent
appropriate
within
his
or
her
area
of
expertise,
consult
with
other
officers
and employees of the Trust and the Adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in reports and documents the Trust files with, or submits to, the SEC and in other public communications made by the Trust; and

•

use reasonable efforts to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

Each Covered Officer shall promptly bring to the attention of the Board’s Nominating and Governance Committee any information he or she may have concerning any violation of the provisions of this Code involving any Trust management, employees or agents thereof who have a significant role in the Trust’s financial reporting, disclosures or internal controls.

IV.

COMPLIANCE WITH APPLICABLE
GOVERNMENTAL LAWS, RULES AND
REGULATIONS

As a registered investment company, the Trust must comply with all applicable federal securities laws and regulations, as well as other applicable laws and regulations.
The Trust insists on strict compliance
with
the
spirit
and
the
letter
of
these
laws
and
regulations.
Each
Covered
Officer
must comply with all laws, rules, and regulations applicable to the Trust’s operations and business.

A Covered Officer should seek guidance whenever he or she is in doubt as to the applicability of any law, rule, or regulation with respect to the contemplated course of action.
If in doubt on a course
of
action,
a
good
guideline
is
“always
ask
first,
act
later”
—
if
a
Covered
Officer
is
unsure of what to do in any situation, he or she should seek guidance before acting.

Each Covered Officer shall cooperate with the Compliance Department, the Trust’s independent accountants, and the Trust’s other service providers with the goal of maintaining the Trust’s material compliance with applicable laws, rules and regulations.

Each
Covered
Officer
should
keep
apprised
of
developments
relating
to
those
governmental
laws, rules, and regulations applicable to the Trust.
Each Covered Officer also should consult with the Legal and Compliance Departments and the various procedures, guidelines and other related materials which
the
Trust
and
its
service
providers
have
prepared
on
specific
laws
and
regulations.

V.

PROMPT INTERNAL REPORTING OF VIOLATIONS OF THE CODE; EVALUATION OF POSSIBLE VIOLATIONS; DETERMINATION OF
SANCTIONS

A.

Reporting
to
the
Compliance
Department

Each Covered Officer shall promptly bring to the attention of the Compliance Department any knowledge or information the Covered Officer may have concerning a violation or possible violation of this Code.
Failure to disclose or report to the Compliance Department any actual or possible violation of this Code is in of itself a violation of the Code.

B.

Evaluation of
Reports

The Compliance Department shall determine whether the reported conduct actually violates the Code.
If
it
is
determined
that
there
has
been
a
violation
of
the
Code,
the
Compliance
Department shall determine whether the violation of the Code has had or may have a material adverse impact upon the Trust or any Fund.

1.

No
Material
Adverse
Impact
on
the
Trust
or
any
Fund

If the Compliance Department determines that the violation has not caused a material adverse impact upon the Trust or any Fund, the Compliance Department shall determine what sanctions, if any, may be appropriate for the violation.

2.

Material
Adverse
Impact
on
the
Trust
or
any
Fund

If
the
Compliance
Department
determines
that
the
violation
has
caused
a
material
adverse
impact upon the Trust or any Fund, the Compliance Department shall promptly notify the Board’s Nominating and Governance Committee of such violation.
The Nominating and Governance Committee shall be entitled to consult with independent legal counsel to determine whether the violation actually has had a material adverse impact upon the Trust or any Fund and to formulate appropriate actions or sanctions that the Nominating and Governance Committee, in its business judgment, determines to be necessary or advisable.

C.

Periodic
Reports
by
the
Chief
Compliance
Officer
to
the
Board

At each quarterly meeting of the Board following a quarter in which one or more violations occurred, the
CCO
shall
report
to
the
Board
all
violations
of
this
Code
(whether
or
not
they
caused a material adverse impact upon the Trust or any Fund) and all sanctions imposed.

VI.

WAIVERS
OF
PROVISIONS
OF
THE
CODE

A.

Waivers

A Covered Officer may request a waiver (defined as the Trust’s approval of a material departure from
a
provision
of
the
Code)
if
there
is
a
reasonable
likelihood
that
a
contemplated
action
would be a material departure from a provision of the Code.
Waivers will not be granted except under extraordinary or special circumstances.
The process of requesting a waiver shall consist of the following steps:

1.

The
Covered
Officer
shall
set
forth
a
request
for
waiver
in
writing
and
submit
such
request to the Compliance Department.
The request shall describe the conduct, activity, or transaction for which the Covered Officer seeks a waiver, and shall briefly explain the reason for wanting to engage in the conduct, activity, or transaction.

2.

The
determination
with
respect
to
the
waiver
shall
be
made
in
a
timely
fashion
by
the
CCO and submitted to the Board for ratification at its next regularly scheduled meeting.

3.

The
decision
with
respect
to
the
waiver
request
shall
be
documented
and
maintained
in
the Trust’s
records
for
a
period
of
not
less
than
six
years
following
the
end
of
the
fiscal
year
in which the waiver occurred.

B.

Disclosure
of
Waivers

To
the
extent
required
by
applicable
law,
waivers
(including
“implicit
waivers”)
shall
be
publicly disclosed on a timely basis.
An “implicit waiver” for these purposes is defined as the Trust’s failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that “has been made known” to an executive officer of the Trust within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended (“1934 Act”).

Rule
3b-7
under
the
1934
Act
currently
defines
an
“executive
officer”
of
the
Trust
as
the
president of the Trust; any vice president of the Trust in charge of a principal business unit, division or function; any other officer who performs a policy making function; or any other person who performs similar policy making functions for the Trust.

If a material departure from a provision of the Code is known only by the Covered Officer who has caused the material departure from the Code, the material departure will not be considered to have been made known to an executive officer of the Trust.

VII.

ACCOUNTABILITY
FOR
ADHERENCE
TO
THE
CODE

The matters covered in this Code are of the utmost importance to the Trust and its shareholders and are
essential
to
the
Trust’s
ability
to
conduct
its
business
in
accordance
with
its
stated
values. Each Covered Officer is expected to adhere to these rules in carrying out his or her duties for the Trust.
The conduct of each Covered Officer can reinforce an ethical atmosphere and positively influence the conduct of all employees and agents of the Trust.

Within a reasonable period of time following appointment, a Covered Officer must affirm in writing to the Board that he or she has received, read and understands the Code.
Each Covered Officer must annually thereafter affirm to the Board that he or she has complied with the requirements of the Code.

The
Trust
will,
if
appropriate,
take
action
against
any
Covered
Officer
whose
actions
are
found
to violate this Code.
As discussed in Section V of the Code, appropriate sanctions for violations of the Code will depend on the materiality of the violation to the Trust.

Sanctions
may
include,
among
other
things,
a
requirement
that
the
violator
undergo
training
related to
the
violation,
a
letter
of
sanction
or
written
censure
by
the
Board,
the
imposition
of
a
monetary penalty, suspension of the violator as an officer of the Trust or termination of the employment of the violator.
If
the
Trust
or
any
Fund
has
suffered
a
loss
because
of
violations
of
this
Code,
it
may pursue its remedies against the individuals or entities responsible.
Accordingly, each Covered Officer shall cooperate or take such steps as may be necessary or appropriate to remedy any material violation of this Code.

VIII.

RECORDKEEPING,
AMENDMENTS
AND
DISCLOSURE
OF
CODE

A.

Records

Please
refer
to
the
Trust’s
Recordkeeping
Policies
and
Procedures

B.

Amendments

The
Board
may
amend
the
Code
in
its
discretion.

C.

Disclosure
of
Code

The Trust must disclose this Code, any substantive amendments and any waivers (including implicit waivers)
by
either:
(1)
filing
with
the
SEC
a
copy
of
the
Code,
any
such
amendments
and waivers in the Trust’s annual report on Form N-CSR; (2) posting the text of the Code, any such amendments and waivers on the Trust’s Internet website within five business days following the date of
such
amendments
or
waivers
and
disclosing
in
its
most
recent
report
on
Form
N-CSR,
its

Internet address and the fact that it has posted the Code on the website;1 or (3) undertaking in its most recent
report
on
Form
N-CSR
to
provide
to
any
person
without
charge,
upon
request,
a
copy of
the
Code,
any
such
amendments
and
waivers
and
explain
the
manner
in
which
such
request
may be made.

IX.

NO
RIGHTS
CREATED

This
Code
is
a
statement
of
certain
fundamental
principles,
policies
and
procedures
that
govern each of the Covered Officers in the conduct of the Trust’s business.
It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.

1
Information
regarding
any
such
amendments
and
waivers
must
be
made
available
on
the
Trust’s
Internet
website
for a 12-month period, and it must retain the information for a period of not less than six years following the end of the fiscal year in which the amendment or waiver occurred.

APPENDIX
A

AQR Funds CODE
OF
ETHICS

(Pursuant
to
the
Sarbanes-Oxley
Act
of
2002)

Covered
Officers

Chief
Executive
Officer
and
President
(principal
executive
officer)
             John Howard

Chief
Financial
Officer
(principal
financial
officer)
                                      Matthew
Plastina

Treasurer (principal accounting
officer)
                                                         Matthew
Plastina

Updated
as
of
August 2023